Exhibit 10.18

                           PURCHASE AND SALE AGREEMENT


                This Agreement is entered into as of the 2nd day of May 1997, by and among Watkins-Johnson Company, a California corporation ("Seller"), and CarrAmerica Realty Corporation, a Maryland corporation and/or its assigns ("Buyer") and is as follows:

                          Terms and Conditions of Sale

                1. Sale. Seller agrees to sell and convey to Buyer "As Is" (defined below), and Buyer agrees to purchase from Seller "As Is", for the purchase price (set forth below), approximately 14.6 net acres of raw land, located at Trimble Road and Orchard Parkway, in San Jose, California, as shown on Parcel Map, filed in Book 415 of Maps, pages 40 and 41, Parcel B in Santa Clara County Records, (the "Property") on all of the terms and conditions set forth in this Agreement.

                2. Purchase Price and Terms of Payment. The Purchase Price for the Property shall be Seventeen Million One Hundred Seventy Thousand and no/100 Dollars ($17,170,000.00) (the "Purchase Price").

                    2.1. Within three (3) business days after execution of this Agreement by both parties, Buyer shall deposit with Escrow Holder (defined below) the amount of $500,000 as a deposit against the Purchase Price (the "Deposit"). Said amount shall be placed into an interest-bearing account, with interest for the benefit of Buyer.

                    2.3 On or before the Closing Date (as defined below), Buyer shall deposit with Escrow Holder the balance of the Purchase Price, as well as Buyer's share of closing costs.

                3.  Escrow and Closing.

                    3.1. Opening of Escrow. Within one (1) business day after the date hereof Buyer shall open escrow (unless previously opened by Seller) with Santa Clara Land Title, 701 Miller Street, San Jose, California 95110 (the "Escrow Holder"), escrow officer Linda Tugade, by the deposit of the Deposit and a copy of this Agreement with the Escrow Holder. Escrow Holder shall place the Deposit in an interest bearing account, with said interest for the benefit of Buyer. Seller and Buyer agree to prepare and execute such joint escrow instructions as may be necessary and appropriate to close the transaction in accordance with the terms of this Agreement. Should said instructions fail to be executed as required, Escrow Holder shall be and hereby is directed to close escrow pursuant to the terms and conditions of this Agreement.

                    3.2. Close of Escrow. The closing of the escrow ("Close of Escrow"), which shall mean the date on which the deed transferring title is recorded, shall occur within one (1) business day of the satisfaction of the conditions stated in Paragraphs 5 and 6, but in no event later than June 10, 1997 (the "Closing Date"), unless the parties mutually agree otherwise in writing.

                    3.3. Delivery of Seller's Documents. On or before Closing Date, Seller shall deposit with Escrow Holder all of the following: (i) the fully executed and acknowledged grant deed described in subparagraph 5.2 hereof;
(ii) Seller's escrow instructions sufficient to enable Escrow Holder to close the escrow in accordance with the terms of this Agreement, (iii) the affidavits described in subparagraph 5.4 hereof; and (iv) any other documents, records, or agreements called for hereunder that have not previously been delivered.

                    3.4. Delivery of Buyer's Documents and Funds. On or before Closing Date, Buyer shall deposit with Escrow Holder all of the following: (i) the balance of the Purchase Price, as well as Buyer's share of closing costs;
(ii) Buyer's escrow instructions sufficient to enable Escrow Holder to close the escrow in accordance with the terms of this Agreement; and (iii) any other documents, records, agreements, or funds called for hereunder that have not previously been delivered.

                    3.5. Prorations. Real property taxes of the Property shall be prorated as of the Closing Date.

                    3.6. Closing Costs. Each party shall pay their own attorney's fees associated with the negotiation of this Agreement. Recording and Escrow fees shall be paid by Seller. The County transfer tax shall be paid by Seller and the city transfer tax shall be paid 50% each by Buyer and Seller. All other closing costs not specifically allocated herein to Buyer or Seller, shall be divided and paid 50% each by Buyer and Seller.

                    3.7 Traffic Mitigation Costs. At the Close of Escrow, $1,000,000 of the Purchase Price will be retained by Escrow Holder in an interest-bearing account for the benefit of Seller ("Traffic Mitigation Account") to be drawn from by Buyer for any reasonable traffic mitigation costs attributed directly to the Property being developed by Buyer at a .40 FAR ratio or less ("Traffic Mitigation Costs") where the Traffic Mitigation Costs exceed $1,000,000. Buyer is to pay for the first $1,000,000 of Traffic Mitigation Costs before drawing any money from the Traffic Mitigation Account. Traffic Mitigation Costs shall mean any onsite and offsite transportation roadway improvements and traffic impact fees attributed directly to the development of the Property. Traffic Mitigation Costs for either the first $1,000,000 or from the Traffic
Mitigation Account shall not include any onsite traffic and transportation roadway improvements. For purposes of this paragraph, "onsite" shall mean improvements to be located exclusively within the boundaries of the property. All requests for any draws on the Traffic Mitigation Account by Buyer shall also be copied to Seller. On October 21, 1997, the remaining balance of funds in the Traffic Mitigation Account along with any interest earned shall be released to Seller except to the extent Buyer can establish at that time from a traffic mitigation plan approved by the City of San Jose for the Property that additional Traffic Mitigation Costs eligible from the Traffic Mitigation Account as defined above will be required. Then a sum equal to the reasonable estimate by Buyer of those Traffic Mitigation Costs not yet expended shall remain in the Traffic Mitigation Account for draws by Buyer, up to May 1, 1998, at which time the remaining balance of funds in the Traffic Mitigation Account along with any interest earned thereon shall be released to Seller. Seller shall also have the right to audit Buyer's requests for draws from the Traffic Mitigation Account to determine that: (a) Buyer has expended its first $1,000,000 on Traffic Mitigation Costs and those expenditures are for only Traffic Mitigation Costs required by the City of San Jose related directly to the development of the Property; and (b) any draws from the Traffic Mitigation Account are only for legitimate Traffic Mitigation Costs as defined in (a) above. Seller shall not be responsible for any Traffic Mitigation Costs or claims for costs over and above the $1,000,000 placed in the Traffic Mitigation Account.

                4.  Title and Other Contingencies.

                    4.1. Title to be Conveyed. Seller shall convey a fee title interest in the Property, by grant deed to Buyer at Close of Escrow, subject only to the Approved Exceptions (as hereinafter defined).

                    4.2. Title Insurance. Seller, at Seller's expense, shall deliver to Buyer not later than five (5) calendar days from the date hereof a preliminary report (the "Preliminary Report") issued by Escrow Holder ("Title Company") and dated no earlier than as of fifteen (15) days prior to the date of this Agreement, together with legible copies of all documents constituting exceptions to title referred to in the Preliminary Report. Buyer shall have a period of fifteen (15) days ("Acceptance Period") after Seller's delivery of the Preliminary Report in which to review and approve same. Buyer shall advise Seller within the Acceptance Period as to any exceptions to title that are acceptable to Buyer. If Buyer fails to give notice of any exceptions to the Preliminary Report within the Acceptance Period, this will be deemed acceptance of the Preliminary Report by Buyer. Upon receipt of notice of Buyer's approval and objections to title, Seller may elect to remove any exceptions to title objected to by Buyer prior to Closing Date, by giving notice to Buyer within two
(2) business days after delivery to Seller of Buyer's objections. If Seller does not so notify Buyer within such period, Buyer may elect either (i) to proceed with the purchase and waive its title objections, or (ii) to terminate this Agreement and receive back any deposits made by Buyer. All exceptions to title set forth in the Preliminary Report that are approved by Buyer pursuant to this subparagraph 4.2 shall be hereinafter collectively referred to as the "Approved Exceptions."

                    4.3. Form of Title Policy. Upon Close of Escrow, Title Company shall issue at Seller's expense a standard coverage CLTA owner's policy of title insurance without extended coverage (the "Title Policy") in the amount of the Purchase Price, insuring that title to the Property is vested in Buyer, subject only to the Approved Exceptions. Buyer shall pay for the cost of any title insurance in excess of the cost(s) of the Title Policy and the cost of all endorsements requested by Buyer including any additional premium charge(s) imposed by any title company in the event the Title Policy is not issued, unless caused by willful default of Seller. Notwithstanding the foregoing, Buyer may, in its sole discretion, elect to obtain ALTA extended coverage, which shall be at Buyer's sole expense, together with such endorsements as Buyer may reasonably require.

                    4.4. Inspection and Feasibility. Buyer shall have from the date of this Agreement until close of business on June 6, 1997 (the "Inspection Period") in which to conduct inspections and feasibility studies of the Property which may include, but not be limited to, surveyors, soils inspections, environmental site assessment, engineering, and any other physical and environmental tests and inspections which Buyer may elect to undertake, all at Buyer's sole cost. Buyer shall provide Seller with a plan outlining the particulars of its proposed inspection of the Property ("Work Plan"). Buyer shall not proceed with implementing the Work Plan without first obtaining Seller's written approval, which shall not be unreasonably withheld. If within the Inspection Period, Buyer for any reason determines that the Property is not appropriate for its purposes, Buyer shall notify Seller in writing, and escrow shall be terminated in accordance with subparagraph 5.7 hereof. Failure of written notice of rejection of the Property by Buyer within the Inspection Period shall be deemed acceptance by Buyer. For said Inspection Period, Seller grants Buyer and/or Buyer's nominees or consultants, engineers, and other agents and contractors the right to enter upon the Property during reasonable business hours for the purpose of conducting such examinations and tests as approved in the Work Plan. Buyer shall keep the Property free and clear of any mechanic's liens arising out of Buyer's entry on the Property. Buyer represents and warrants that Buyer carries not less than $1,000,000 commercial general liability insurance with contractual liability endorsement to cover this Agreement which will also cover any person accessing the Property for Buyer's inspection and feasibility hereunder. Buyer shall deliver evidence of such insurance coverage to Seller before any such access. Seller shall cooperate with Buyer in facilitating Buyer's investigation at no cost to Seller, including obtaining information from and approvals for testing from governmental authorities. Buyer shall indemnify Seller and hold Seller harmless from the negligence or willful misconduct of Buyer or Buyer's agents on the Property or any damage, loss, claim, lien cost or expense including attorneys' fees and costs arising from the exercise by Buyer or its employees, consultants, agents, or representatives of access to the Property for inspection and feasibility under this Agreement. Any inspection, test or other study or analysis of the Property under this paragraph shall be performed at Buyer's expense and in strict accordance with applicable law. Buyer agrees at its expense to restore the Property from any damage or material alteration caused by any inspections or tests ordered by Buyer or its agents or consultants. Buyer agrees to provide Seller, upon Seller's request, with a copy of any written inspection or test report or summary Buyer has caused to have done or received regarding the Property, provided such material shall be delivered to Seller without any representations or warranties from Buyer, and Seller agrees it shall not rely on such material without the prior written consent of the party preparing same.

                    4.5. Documents. Upon execution of this Agreement, unless provided earlier Seller shall provide the following documents to Buyer: 1. Post-Closure Report To San Jose Fire Department Permit No. CR361012595, prepared by C.H.A.S.E. dated July 1995, covering Seller's neighboring property. 2. Phase II Investigation dated September 11, 1992 by Watkins-Johnson Environmental, covering Seller's neighboring property. In addition to the above, Seller shall make a reasonable effort to gather documents it may have regarding the Property and give to Buyer access at Seller's Palo Alto offices to those documents for inspection and copying at Buyer's expense. These documents are provided by Seller for informational purposes only, and Seller makes no representation or warranty with respect to the truth, accuracy or completeness of any matter or information set forth in such documents and only represents that it has not knowingly falsified the documents.

                    4.6 Hewlett-Packard and Watkins-Johnson Exchange of Easements Agreement. On or about February 8, 1994, Seller entered into a road extension and exchange of easements agreement with Hewlett-Packard Company, a copy of which is attached hereto as Exhibit A ("Hewlett-Packard Agreement") whereby Seller agreed to exchange easements and property interests, cooperate in the application for land use approvals, dedication of land to the City of San Jose, and Hewlett-Packard Company's payment of all costs associated with this agreement including, inter alia, improving Orchard Parkway along Seller's frontage, costs incurred in completing the dedications described in the Hewlett-Packard Agreement, including engineering, mapping and title processing costs, the physical realignment of Seller's driveways to Orchard Parkway and Trimble Road, and to provide in kind and at its cost the paving and other improvements necessary to match the existing and no changed driveway. Seller also agrees to cooperate in applications to the City for the proposed land use approvals. Seller does hereby assign to Buyer, Seller's rights and obligations it has pursuant to the Hewlett-Packard Agreement as it pertains to the Property, and as part of Exhibit A hereto is providing a written statement from Hewlett-Packard acknowledging (a) that the Hewlett-Packard Agreement is in the form attached as Exhibit A and has not been changed; (b) the Hewlett-Packard Agreement is still in full force and effect; and (c) Hewlett-Packard consents to the assignment set forth in this sentence. Seller retains any rights and obligations it has pursuant to the Hewlett-Packard Agreement as it pertains to contiguous property owned by Seller and represent that the retained rights are not in conflict with or interfere with the rights being assigned to Buyer in this subparagraph 4.6, and will cooperate regarding the retained rights in the contiguous property so the Hewlett-Packard Agreement can be fulfilled in all respects.

                5. Buyer's Conditions to Close. For Buyer's sole benefit, Buyer's obligation to complete the purchase of the Property is subject to satisfaction of the following conditions at or prior to the Closing Date, unless waived by Buyer in writing:

                    5.1. Delivery of Documents, Etc. Seller shall have timely performed its obligations under subparagraph 3.3 hereof.

                    5.2. Delivery of Deed. Seller shall have executed, acknowledged, and delivered into Escrow for recording and subsequent delivery to Buyer, a grant deed ("Deed") to the Property in recordable form in the form attached hereto as Exhibit B, conveying Seller's title to the Property to Buyer subject only to the Approved Exceptions.

                    5.3. Title Policy. Title Company shall be ready, willing, and able to issue the Title Policy.

                    5.4. Affidavit. Seller shall have executed and delivered to Escrow Holder an affidavit or affidavits satisfying the requirements of
Section 1445 of the Internal Revenue Code of 1986, as amended, as well as California Revenue and Taxation Code Sections 18661, et seq.

                    5.5. Condition of the Property. Except as referenced in paragraph 10, there shall not be any material change in the Property from the end of the Inspection Period to the Close of Escrow unless caused by Buyer or its agents.

                    5.6. Seller's Performance. Seller shall have performed all of the other material terms and conditions to be performed by Seller prior to the Closing Date under the terms of this Agreement, including but not limited to that Seller's representations and warranties in Paragraph 8 are true and correct as of the Close of Escrow.

                    5.7. Termination of Escrow. If any condition described in this Paragraph 5 is not timely satisfied (or waived by Buyer in writing) on or prior to the Closing Date, then (i) the Escrow shall terminate immediately upon receipt by Escrow Holder of notification from Buyer of the failure of such condition, and Buyer and Seller shall share equally any applicable escrow cancellation fees, (ii) Escrow Holder shall return all instruments and documents deposited into the Escrow to the parties depositing the same, (iii) Escrow Holder shall return to Buyer any funds deposited by Buyer, less only Buyer's share of applicable escrow cancellation fees, if any, and (iv) neither party shall have any further rights or obligations under this Agreement, except to the extent that the failure of a condition also constitutes a default by Seller with respect to any of Seller's covenants or obligations under this Agreement.

                6. Seller's Conditions to Close. For Seller's sole benefit, Seller's obligation to complete the sale of the Property is subject to satisfaction of the following conditions at or prior to the Closing Date, unless waived by Seller in writing:

                    6.1. Delivery of Documents, Etc. Buyer shall have timely performed its obligations under Subparagraph 3.4 hereof.

                    6.2. Receipt of Purchase Price. Title Company shall have received the Purchase Price for the Property.

                    6.3. Buyer's Performance. Buyer shall have performed all of the other terms and conditions to be performed by Buyer prior to the Closing under the terms of this Agreement, including but not limited to that Buyer's representations and warranties in Paragraph 7 are true and correct as of the Close of Escrow.

                    6.4. Termination of Escrow. If any condition described in this Paragraph 6 is not timely satisfied (or waived by Seller in writing) on or prior to Closing Date and the Paragraph 5 conditions have been satisfied, (i) the Escrow shall terminate immediately upon receipt by Escrow Holder of notification from Seller of the failure of such condition, (ii) Escrow Holder shall return all instruments and documents deposited into the Escrow to the parties depositing the same, and (iii) neither party shall have any further rights or obligations to the other under this Agreement, except to the extent that a failure of a condition also constitutes a default by Buyer with respect to any of Buyer's covenants or obligations under this Agreement.

                7.  Buyer's   Representations   and  Warranties.   Buyer  hereby
represents and warrants to Seller, effective both as of the date of this Agreement and as of Close of Escrow:

                    7.1. Buyer's Due Organization and Authorization. Buyer and those individuals and entities signing this Agreement on behalf of Buyer, respectively have the right, power, and authority to make and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement does not violate any contract, agreement, or commitment to which any party comprising Buyer is a party or by which any party comprising Buyer is bound.

                8.  Seller's  Representations  and  Warranties.   Seller  hereby
represents and warrants to Buyer, effective both as of the date of this Agreement and as of Close of Escrow:

                    8.1. Seller's Due Organization and Authorization. Seller and those individuals and entities signing this Agreement on behalf of Seller, respectively have the right, power, and authority to make and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement does not violate any contract, agreement, judicial order, or commitment to which any party comprising Seller is a party or by which any party comprising Seller is bound which affect the Property.

                    8.2. No Litigation or Proceeding. Seller represents and warrants that there is, to its knowledge, no litigation or governmental or agency investigation or governmental or agency proceeding including condemnation pending, nor, to the knowledge of Seller, threatened against Seller or the Property which would impair or adversely affect Seller's ability to perform its obligations under this Agreement.

                    8.3. Documents. All documents delivered to Buyer by Seller pursuant to this Agreement are or will be to Seller's knowledge true and correct copies of originals, to the extent not the originals thereof, and any and all information supplied to Buyer by Seller in accordance with this Agreement and all statements or representations made by Seller herein are and will be to Seller's reasonable knowledge true, complete, and accurate in all material respects except as specifically qualified otherwise in this Agreement.

                    8.4.   Tax  Withholding.   Seller  is  not  subject  to  tax
withholding in connection with this transaction under the Internal Revenue Code or other federal or state law.

                    8.5. Bankruptcy or Insolvency. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension, or compromise to its creditors generally.

                    8.6. No Leases, etc. To Seller's knowledge there are no leases, contracts or permits that affect the Property other than those disclosed in this Agreement.

                    8.7. Hazardous Materials. To Seller's knowledge there are no Hazardous Materials (as defined in Paragraph 26 below) located on the Property in violation of applicable laws in existence.

                           The term "Seller's  knowledge" or similar phrases, as
used in this Agreement, shall refer to the actual, present knowledge of David M. Burnham, Director of Treasury and

Corporate Real Estate for Seller, as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever.

                    Buyer agrees that if, at any time prior to the Closing Date, it has knowledge of any information which would require the qualification of any of the above representations and warranties for such representation and warranty to be trued, it shall immediately notify Seller in writing of such information. If Buyer has knowledge of the incorrectness of any representation or warranty made by Seller in the Agreement prior to Close of Escrow and fails to so notify Seller prior to the Closing Date, then such representation or warranty shall be deemed to be stricken from this Agreement ab initio and shall be of no further force or effect. Seller shall have the right to qualify such representations and warranties with any information it receives concerning such representations and warranties after the date of this Agreement; but if it does so then Buyer shall have three (3) business days from such notice to elect to either terminate this Agreement and the Escrow pursuant to subparagraph 5.7 herein or agree to proceed with the Close of Escrow, in which event the above representations and warranties shall be qualified as noticed by Seller. In the event Buyer fails to give notice of its election within the three (3) business day period, then Buyer will be deemed to have elected to terminate this Agreement.

                9. Indemnity. Each party hereby agrees to indemnify, defend, and hold the other party harmless from and against any and all claims, demands, liabilities, costs, expenses, damages, and loss (including, without limitation, attorneys' fees and costs) resulting from any misrepresentation, breach of warranty, or breach of covenant made by such party in this Agreement. This indemnity shall continue in effect and survive Close of Escrow, the waiver of any conditions to Closing set forth herein, and the conveyance and delivery of title, or, if title is not transferred pursuant to this Agreement, beyond any termination of this Agreement, except as otherwise provided in Paragraph 12.

                10. Risk of Loss. The parties agree in the event that, prior to Closing, any improvements located on the Property, or any part thereof, are destroyed or materially damaged, the transaction shall go forward without any adjustment to the Purchase Price, but Buyer shall be entitled to any available insurance proceeds resulting from such damage or destruction. If there is any material condemnation or threatened condemnation of the property prior to Close of Escrow, either party may terminate the Agreement, and it will so terminate as set forth in paragraph 5.7.

                11. Possession. Seller shall deliver possession of the Property to Buyer, free and clear of any tenancies or contracts or rights of third parties not previously approved in writing by Buyer as a part of this Agreement such as Paragraph 4.6, as well as cleared of all equipment, vehicles, materials, and other personal property, upon Close of Escrow.

                12. Default. In the event that the sale of the Property fails to close as a result of a default of Seller, Buyer may, as its sole and exclusive remedy, elect to either: (a) enforce the terms of this Agreement by action for specific performance, but with no reduction in the Purchase Price; provided, however, that no action for specific performance shall compel Seller to commence litigation or cure or deal with any matters outside of its reasonable control or expend funds as to such matters; or (b) terminate this Agreement, in which event the Deposit shall be returned to Buyer, and the parties shall be released from all further obligations and liability under this Agreement except as otherwise specifically provided in this Agreement. Under no circumstances of any nature whatsoever shall Buyer have any right to collect damages, whether actual, punitive, consequential or otherwise, from Seller under this Agreement. In the event that the sale of the Property fails to close as a result of a default by Buyer, Seller's sole remedy (except as otherwise specifically provided hereunder) shall be to declare a forfeiture and retain the Deposit and all interest earned thereon as liquidated damages, it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages. Pending the full and final resolution of any specific performance or other litigation or disputes instituted by Buyer, Escrow Holder shall continue to hold the Deposit.

                13. Liquidated Damages. BY PLACING THEIR INITIALS IMMEDIATELY BELOW, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER, THAT THE SUM OF BUYER'S INITIAL AND ADDITIONAL DEPOSITS IS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IN THE EVENT OF BUYER'S DEFAULT, AND THAT IN THE EVENT BUYER FAILS TO TIMELY PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT BECAUSE OF A DEFAULT BY BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY, AND, AT SELLER'S SOLE ELECTION, SELLER SHALL BE ENTITLED TO RETAIN BUYER'S INITIAL AND ADDITIONAL DEPOSITS AND ALL INTEREST EARNED THEREON AS LIQUIDATED DAMAGES.

                SELLER'S INITIALS /s/SGB     BUYER'S INITIALS /s/RGS

                14. No Commissions. Except as to Mark T. Ziemendorf and Rod Shepard, of Cornish & Carey Commercial, Santa Clara, California, representing both Buyer and Seller, whose commission (collectively) in the amount of three percent (3%) of the Purchase Price Seller agrees to pay at its cost, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein. In the event that any broker or finder perfects a claim for a commission or a finder's fee based upon any contract, dealings, or communication, the party through whom the broker or finder makes his claim shall be responsible for said commission or fee and shall indemnify and hold harmless as to all claims, liabilities, costs, and expenses (including without limitation as to attorneys' fees and court costs) suffered or incurred by the other party in defending against same.

                15. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party may assign this Agreement without the other party's prior written consent, except Seller hereby consents to Buyer assigning this Agreement to a related entity such as a Buyer managed LLC.

                16. Attorneys' Fees. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees.

                17. Time. Time is of the essence of this Agreement as to each and every provision hereof.

                18. Notices. All notices or other communications to be given hereunder shall be in writing and shall be deemed received when personally delivered by commercial courier including an overnight courier such as Federal Express, or upon confirmation of receipt when given by telecopy or facsimile to the address and facsimile number(s) set forth below, or three (3) business days after deposit in the United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to Seller:

                Watkins-Johnson Company
                Stanford Research Park
                3333 Hillview Avenue
                Palo Alto, CA  94304-1223
                Attn:  David M. Burnham
                Tel:  (415) 813-2990
                Fax:  (415) 813-2545

                Copy to:

                Garth E. Pickett, Esq.
                Hopkins & Carley, A Law Corporation
                Ten Almaden Boulevard, Eighth Floor
                San Jose, CA  95113-2228
                Tel:  (408) 286-9800
                Fax:  (408) 998-4790

                If to Buyer:

                Hunter Barrier
                CarrAmerica Realty Corporation
                1700 Pennsylvania Avenue, NW
                Washington, DC  20006
                Tel:  (202) 639-3867
                Fax:  (202) 737-2147

                Copy to:

                Caroline Brower
                Mayer, Brown & Platt
                141 East Palace Avenue
                Santa Fe, NM  87501
                Tel:  (505) 820-8186
                Fax:  (505) 820-7334

Any party may change its address for the purpose of this paragraph by giving written notice of such change to the other party in the manner herein provided.

                19. Entire Agreement. This Agreement expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either express or implied, except as set forth herein. Any future modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

                20. Governing   Law.  This  Agreement  shall be  governed by and
construed in accordance with the laws of the State of California.

                21. Waiver.  The   waiver  by  either  party of a breach  of any
provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of a like nature or otherwise.

                22. Counterparts.   This    Agreement   may   be   executed   in
counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one agreement.

                23. Headings. The Paragraph and Subparagraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

                24. Survival.   All   representations  and   warranties  by  the
respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the Closing, shall be deemed material and shall survive the execution and delivery of this Agreement, the Closing, the delivery of the Grant Deed and the transfer of title, or, if title is not transferred pursuant to this Agreement, beyond any termination of this Agreement.

                25. Further Assurances. Each party hereto agrees to execute such other documents or instruments as are necessary or appropriate to effectuate this Agreement and consummate the transaction provided herein promptly upon request therefor.

                26. "As Is" Clause. EXCEPT AS TO THOSE SPECIFIC REPRESENTATIONS AND WARRANTIES BY SELLER IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy, and physical condition of the Property, including, but not limited to, the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (ii) the existence, quality, nature, adequacy, and physical condition of utilities serving the Property, (iii) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (iv) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vi) the presence or removal of Hazardous Materials under or about the Property or the adjoining or neighboring property; and (vii) the condition of title to the Property. The term "Hazardous Materials" shall mean any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 255010) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls
(PCBs), and (H) freon and other chlorofluorocarbons.

                27. Condition of Property. Buyer acknowledges and understands that Seller's Broker has disclosed that the Property may be situated within (i) an Earthquake Fault Zone as so designated under the Alquist-Priolo Earthquake Fault Zoning Act, Section 2621 et. seq. of the California Public Resources Code; and/or (ii) a Seismic Hazards Zone as so designated under the Seismic Hazards Mapping Act, Section 2690 et. seq. of the California Public Resources Code (collectively herein referred to as the "Seismic Disclosure Acts"); and (iii) a 100 year flood zone or potentially other special flood hazard area. Buyer acknowledged that it has had delivered by Seller's agents the Commercial Property Owner's Guide to Earthquake Safety, published by the State of California Seismic Safety Commission. Buyer hereby waives any seismic or flood zone disclosure requirements imposed on Seller by California law.

                28. Approval. Upon Buyer's execution of this Agreement, Seller shall have two (2) business days in which to approve this Agreement. Failure of timely delivery of an executed agreement by Seller to Buyer shall be deemed rejection and Buyer's offer will be deemed withdrawn as of the rejection by Seller if so elected by Buyer within two (2) business days thereafter.

                Executed as of the date first set forth above.

"BUYER"                                                "SELLER"

CARRAMERICA REALTY,                                    WATKINS-JOHNSON COMPANY,
CORPORATION                                            a California corporation
a Maryland corporation



By: /s/ Robert G. Stuckey                              By: /s/ Scott G. Buchanan
Its: Managing Director                                 Its: Vice President & CFO



                     FIRST AMENDMENT TO AND REAFFIRMATION OF
                           PURCHASE AND SALE AGREEMENT


         This First Amendment to and Reaffirmation of Purchase Agreement ("First Amendment") is made as of August 15, 1997 by and between Watkins-Johnson Company, a California corporation ("Seller"), and CarrAmerica Realty Corporation, a Maryland corporation ("Buyer").

                                    RECITALS

         A. Seller and Buyer have previously entered into that certain Purchase and Sale Agreement dated as of the 2nd day of May 1997 (the "Agreement"). Capitalized items not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         B.  Seller  and  Buyer  hereby   acknowledge  that  the  Agreement  was
terminated at the end of the Inspection Period by Buyer. Notwithstanding the foregoing, Buyer and Seller hereby elect to revive and reaffirm the Agreement and all the terms thereof, and to amend the Agreement in certain respects, including to: (i) clarify the description of the Property; (ii) establish an additional contingency related to receiving a Site Development Permit; (iii) extend the date for close of escrow; (iv) revise the amount of the Deposit; (v) give Seller the right to participate in the Site Development Permit Application and to take over such Application process in the event Buyer terminates the Agreement; and (vi) Buyer grant to Seller a certain easement to be recorded at close of escrow, all as hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained in this agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Agreement as follows:

         1. Reaffirmation of Agreement. Seller and Buyer hereby agree that not withstanding anything to the contrary contained in the Agreement, effective as of the date hereof, the Agreement shall be in full force and effect and Seller and Buyer hereby reaffirm the Agreement in accordance with its terms except as amended by this First Amendment.

         2. The Property is more particularly described in Exhibit "A" attached hereto.

         3. Deposit. The Deposit as set forth in Paragraph 2.1 of the Agreement shall be $1,000,000 with any additional sums necessary to bring the Deposit to $1,000,000 to be deposited with the escrow holder by close of business on the third (3rd) business day after the date of this First Amendment. The Deposit may be increased or decreased by (Delay Damages) as hereafter defined prior to close of escrow as set forth in Paragraph 5 hereafter. All reference in the Agreement and this First Amendment to the Deposit shall mean and refer to the amount of $1,000,000 as may be changed pursuant to Paragraph 6(b) hereafter.

         4.     Escrow and Closing:

                (a) Closing Date. Paragraph 3.2 of the Agreement is amended to change the Closing Date to three (3) business days after receipt of a Site Development Permit Approval from the City of San Jose or Buyer's waiver of this contingency, but in no event later than October 21, 1997 unless the Approval Date is extended pursuant to Paragraph 6(b) below. All references in the Agreement to the Closing Date shall mean the above.

                (b) Traffic Mitigation Costs. The October 21, 1997 date in Paragraph 3.7 of the Agreement is changed to the earlier of thirty (30) days after the "Approval" as hereinafter defined or March 15, 1998. The May 1, 1998 date in Paragraph 3.7 of this Agreement is changed to August 3, 1998.

         5. Title Insurance and Inspection Period. Buyer hereby acknowledges that the Preliminary Report dated July 14, 1997 is acceptable and that the Acceptance Period has expired, and that the Inspection Period is deemed to have expired and all inspections satisfied. The Approved Exceptions are those listed in Exhibit "B" attached hereto. The issuance of the ALTA title policy pursuant to Paragraph 4.3 of the Agreement is a condition to the Closing with the endorsements identified in Exhibit "C" attached hereto. At the Closing, Seller shall execute a standard affidavit or declaration that Seller has not done or caused to be done any work of improvement on the Property that could create a mechanic's lien(s) and has been in possession of the Property with no leases or right of possession having been given to any other party as set forth in the Approved Exceptions. A new contingency shall be established regarding the approval of a "Site Development Permit Application" by the City of San Jose Planning Department (the "City") as set forth below.

         6. Site Development Permit Contingency. Section 4 of the Agreement shall be amended to add as a contingency the City granting approval of the Site Development Permit Application as set forth herein ("Approval"). The Approval shall mean the granting of the Site Development Permit, subject to the minimum acceptable requirements as set forth in Paragraph 6(b) below (the "Permit") plus the running of any applicable appeal period for appealing to the City Council. The terms of this contingency are more particularly as follows:

                (a) Site Development Permit Application. Buyer shall submit to the City a substantially complete Site Development Permit Application (the
"Substantial Application") for the Property no later than August 15, 1997 ("Permit Application Date"). A substantially complete application means one that includes the completed City application form, a Traffic Study and Site Plan architectural drawings. Buyer shall submit to the City a complete Site Development Permit Application (the "Application") for the Property no later than August 22, 1997 ("2nd Permit Application Date"). A complete Application means one that is intended to include all submittal items that the City requires, although the City may require further submittals. The Application shall be a joint application on behalf of the Buyer as the purchaser and developer and Seller as the owner of the property. Seller will cooperate with submitting the Application as reasonably requested by Buyer at no cost to Seller. In the event Buyer fails to submit the Substantial Application by the Permit Application Date and/or the Application by the 2nd Permit Application Date, Seller shall be entitled to withdraw from escrow $100,000.00 of the Deposit as liquidated damages for such delay in filing the Application by Buyer ("Delay Damages"), unless Buyer establishes that the delay is beyond the reasonable control of Buyer and through no fault of Buyer. The payment of the Delay Damages shall be applicable to the Purchase Price and Buyer shall not be required to replace it in the Deposit. If Buyer fails to submit the Substantial Application by the Permit Application Date and/or the Application by the 2nd Permit Application Date, Seller shall either terminate the Agreement and the Deposit less the Delay Damages shall be released to Buyer, or be deemed to have extended (after payment of the Delay Damages, if applicable), the Permit Application Date to August 29, 1997 ("Extended Permit Application Date"). If the Application is not filed by the Extended Permit Application Date, the Agreement is deemed terminated and the Deposit less the Delay Damages if applicable will be returned to Buyer.

                (b) Approval ("Approval Date") of Application. Buyer shall have until October 15, 1997 in which to receive the Approval ("Approval Date"). If Approval from the City is not received by the Approval Date, Buyer shall (i) waive in writing the Approval contingency; or (ii) extend the Approval Date to December 15, 1997 ("Extended Approval Date") upon placing into escrow an additional $250,000 to be added to the Deposit. Thereafter, Deposit shall mean $1,250,000 less the Delay Damages, if applicable. If Approval is not received by the Extended Approval Date, Buyer shall (i) waive in writing the Approval contingency, or (ii) extend the Approval Date to February 15, 1998 (the "Final Approval Date") upon placing an additional $250,000 into escrow and the Deposit shall mean $1,500,000 less the Delay Damages, if applicable. If the Final Approval Date is reached, or Buyer fails to extend the Approval Date as allowed above and Buyer has not in either case waived in writing the Approval contingency, the Buyer will be deemed in default, the Agreement shall terminate and Seller will be entitled to the entire Deposit in escrow pursuant to Paragraph 13 of the Agreement. The Approval Contingency shall be met if, on or before the Final Approval Date, the City approves the Application and the supporting plans, studies and other components of the Application. Approval includes all administrative action required to make such approval final and binding under applicable law. Buyer may by written notice to Seller and the Escrow Agent terminate the Agreement and receive a refund of the Deposit if any of the following occurs prior to the Final Approval Date:

                    (i) the City requires a project specific environmental impact report ("EIR"), or the City delays approval pending the preparation of a new or updated EIR for the Rincon De Los Estros Redevelopment area by either the City or some other party or entity; or

                    (ii) the  City  denies  the  Application   substantially  as
submitted by Buyer.

                The City shall be deemed to have denied the Application substantially submitted by Buyer thereby allowing Buyer to terminate the Agreement and receive a refund of the Deposit, less Delay Damages, if any, if the approval requires any of the following:

                         (1) Traffic  Mitigation  Costs, as defined in Paragraph
3.7 of the Agreement that exceeds $3 million in the aggregate, and Watkins-Johnson has not agreed, in writing, to cover any Traffic Mitigation Costs in excess of $3 million in the aggregate;

                         (2) Failure to give fully permitted  ingress and egress
access to either Trimble Road or Orchard Parkway from the Property;

                         (3) An FAR  that is less  than  the  smaller  of 0.4 or
Buyer's submittal of FAR in the Application for less than 0.4, and Watkins-Johnson does not agree, in writing, to reduce the purchase price by the same percentage that the approved FAR is below the above standard. For example, if the submitted FAR is a 0.4 and the approved FAR is a 0.35, this is a 12-1/2 percent reduction which would be a 12-1/2 percent reduction in the Purchase Price by Watkins-Johnson for this contingency to be met. Buyer may terminate the Agreement and receive a refund of the Deposit less Delay Damages, if applicable, if the approval requires a FAR less than 0.35. Buyer shall not submit in the Application for an FAR greater than 0.4.

                (c) Buyer's Diligent Efforts During Application Period. Buyer shall diligently, adequately, timely, and in good faith respond to inquiries and requests from the City during the approval process for the Application ("Standard of Conduct"). However, Buyer may reasonably object to City imposed requirements, conditions or restrictions and negotiate with the City to secure favorable approval terms. If Buyer does not meet this Standard of Conduct and as a result the City denies the Application, then Seller shall be entitled to retain the Deposit.

                (d) Seller's Rights Upon Termination to the Application. Buyer hereby covenants and agrees to cooperate in the event Buyer terminates this Agreement pursuant to Paragraph 6(b) above by assigning to Seller all of Buyer's rights and interest in the Application, and to furnish to Seller, at no cost to Seller, copies of the traffic studies and any other studies and information compiled by Seller in preparation of the Application or any other information requested by the City pursuant to the Application and to turn such over to the Seller for its use in continuing to pursue the Application in Seller's name. Buyer agrees at no additional cost to Buyer to cooperate with Seller in the transfer of Buyer's rights and obligations in the Application to Seller as reasonably requested by Seller.

         7. Grant of Easement By Buyer To Seller: Section 6 of the Agreement is amended to add the following:

                6.5. Grant Of Easement. Buyer hereby agrees and covenants to grant, at the close of escrow, to Seller for the benefit of Parcel A a non-exclusive easement for ingress and egress along the roadway being conveyed to Buyer as the Property's access to Component Drive, and in the form and description as attached hereto as Exhibit C.


         8.     Miscellaneous.

                (a) Effect of First Amendment. Except to the extent the Agreement is modified by this First Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this First Amendment, the terms and conditions of the First Amendment shall prevail and control.

                (b) Entire Agreement. The Agreement, together with this First Amendment, embodies the entire understanding between Seller and Buyer with respect to its subject matter and supersedes all other prior agreements, representations and covenants, written or oral, with respect thereto; and can be changed only by an instrument in writing signed by Seller and Buyer.

                (c) Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same amendment.

         IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first set forth above.


"BUYER"                                                 "SELLER"

CARRAMERICA REALTY,                                     WATKINS-JOHNSON COMPANY,
CORPORATION,                                            a California corporation
a Maryland corporation


By: /s/ Robert G. Stuckey                               By: /s/ W. Keith Kennedy
Its: Managing Director                                  Its: President & CEO